Exhibit 99.1

CRITEO REPORTS STRONG FIRST QUARTER 2021 FINANCIAL RESULTS

Q1 Revenue ex-TAC and Adjusted EBITDA Above Guidance
Criteo Announces Investor Day for June 3, 2021

NEW YORK - May 5, 2021 - Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, today announced financial results for the first quarter ended March 31, 2021 that exceeded the Company's quarterly guidance.

First Quarter 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
	2021	2020	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$541	$503	7%
Net Income	$23	$16	43%
Diluted EPS	$0.35	$0.25	40%
Cash from operating activities	$77	$57	36%
Net cash position	$520	$437	19%

Non-GAAP Results[1]
Revenue ex-TAC	$213	$206	4%
Revenue ex-TAC margin	39%	41%	(2)%
Adjusted EBITDA	$76	$59	28%
Adjusted diluted EPS	$0.67	$0.52	29%
Free Cash Flow (FCF)	$64	$45	41%
FCF / Adjusted EBITDA	84%	76%	8%

Megan Clarken, Chief Executive Officer of Criteo, said, "Our commitments to deliver measurable results for our customers, our growth investments and our consistent focus on execution and productivity enabled us to deliver strong top line and margin."

Q1 2021 Operating Highlights

•New solutions grew 60% year-over-year at constant currency2 to 21% of total Revenue ex-TAC.
•Retail Media revenue grew 69% year-over-year at constant currency2 and Retail Media Revenue ex-TAC grew 122% at constant currency2. Same-client revenue3 for Retail Media grew 61% and same-client Revenue ex-TAC3 for Retail Media increased 89% year-over-year.
•Criteo launched its contextual advertising solution, a first-of-its-kind product that connects first-party commerce data with real-time contextual signals, paving the way for marketers to continue to drive and measure incremental revenue in a post-cookie world.
•Same-client revenue3 increased 8% year-over-year, accelerating vs. Q4 2020, and same-client Revenue ex-TAC3 increased 3% year-over-year at constant currency2.
•We added over 120 net new live clients in Q1 2021 and closed the quarter with 20,626 clients4.

___________________________________________________
1 Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
2Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2020 average exchange rates for the relevant period to 2021 figures.
3Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.
4Our client metric, which is a lagging indicator counting all clients that have been live over the preceding 12 months, in Q1 2021 reflected the annualized impact of client churn that peaked in Q2 2020 when COVID started to impact the global economy.

Financial Summary

Revenue for Q1 2021 was $541 million and Revenue ex-TAC was $213 million. Adjusted EBITDA for the quarter was $76 million, resulting in an adjusted diluted EPS of $0.67. At constant currency, Q1 2021 Revenue increased by 4% and Revenue ex-TAC increased by 0.5%. Excluding the estimated $18 million incremental impact of the pandemic, we estimate that Revenue ex-TAC increased about 9% in Q1 2021. Free Cash Flow was $64 million in Q1 2021, up 41% year-over-year. Free Cash Flow conversion was 84% of Adjusted EBITDA in Q1 2021, representing the highest quarterly level for the past 21 quarters. We had $566 million in cash and marketable securities on our balance sheet at the end of Q1 2021.

Sarah Glickman, Chief Financial Officer, said, "We are on track to achieve about 50% growth from our new solutions in 2021, and excited to deliver value to newly signed customers in Retail Media and for our newly launched Contextual advertising product."

Revenue and Revenue ex-TAC

Revenue increased by 7% year-over-year in Q1 2021, or 4% at constant currency, to $541 million (Q1 2020: $503 million). Revenue ex-TAC in the quarter increased 4% year-over-year, or 0.5% at constant currency, to $213 million (Q1 2020: $206 million), after an approximately $18 million net negative impact from the COVID-19 disruption incremental to 2020, or approximately 9 points of year-over-over growth at constant currency. Good performance of retargeting, driven by our retail clients, stellar performance of Retail Media and continued growth of our Audience Targeting and Omnichannel solutions offset Q1 2021 COVID-19 pandemic impact, in particular on our travel clients. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 39% (Q1 2020: 41%).

•In the Americas, Revenue increased 6% year-over-year, or 8% at constant currency, to $204 million and represented 38% of total Revenue. Revenue ex-TAC increased 6% year-over-year, or 8% at constant currency, to $76 million and represented 36% of total Revenue ex-TAC.
•In EMEA, Revenue increased 12% year-over-year, or 4% at constant currency, to $212 million and represented 39% of total Revenue. Revenue ex-TAC increased 5% year-over-year, or decreased 2% at constant currency, to $85 million and represented 40% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue increased 3% year-over-year, or declined 1% at constant currency, to $125 million and represented 23% of total Revenue. Revenue ex-TAC declined 2% year-over-year, or 5% at constant currency, to $52 million and represented 24% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income increased 43% year-over-year in Q1 2021 to $23 million (Q1 2020: $16 million). Net income margin as a percentage of revenue was 4% (Q1 2020: 3%). In the quarter, we incurred $12 million in restructuring related and transformation costs. Net income available to shareholders of Criteo S.A. increased 45% year-over-year to $22 million, or $0.35 per share on a diluted basis (Q1 2020: $15 million, or $0.25 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments, increased 35% year-over-year to $43 million, or $0.67 per share on a diluted basis (Q1 2020: $32 million, or $0.52 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA increased 28% year-over-year, or 21% at constant currency, to $76 million (Q1 2020: $59 million), driven by the Revenue ex-TAC performance over the period and effective cost discipline balanced with investments in our growth areas. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 36% (Q1 2020: 29%).

Operating expenses decreased by 3% or $4 million, to $144 million (Q1 2020: $148 million), mostly driven by lower headcount-related expense and disciplined expense management across the Company. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring related and transformation costs, and depreciation and amortization, which we refer to as Non-GAAP Operating Expenses, decreased 6% or $8 million, to $118 million (Q1 2020: $126 million), largely driven by lower headcount and effective cost discipline, after investing in the growth areas of the Company.

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities increased 36% year-over-year to $77 million (Q1 2020: $57 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, increased 41% to $64 million (Q1 2020: $45 million), or 84% of Adjusted EBITDA (Q1 2020: 76%), driven by our Adjusted EBITDA performance over the period and positive working capital.

Cash and cash equivalents increased $32 million compared to December 31, 2020 to $520 million, after spending $5 million on share repurchases in the first quarter 2021.

As of March 31, 2021, the Company had total financial liquidity of approximately $1 billion, including its cash position, marketable securities, Revolving Credit Facility and treasury shares reserved for M&A.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 5, 2021.

Second quarter 2021 guidance:
•We expect Revenue ex-TAC to be approximately $208 million, translating into constant-currency growth of about 14% year-over-year.
•We expect Adjusted EBITDA to be approximately $60 million.

Fiscal year 2021 guidance:
•We maintain our target of low to mid-single digit growth in Revenue ex-TAC at constant-currency.
•We maintain our expectation of an Adjusted EBITDA margin above 30% of Revenue ex-TAC.

The above guidance for the second quarter and the fiscal year ending December 31, 2021 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.847, a U.S. dollar-Japanese Yen rate of 108, a U.S. dollar-British pound rate of 0.746, a U.S. dollar-Korean Won rate of 1,150 and a U.S. dollar-Brazilian real rate of 5.70.

The above guidance assumes no acquisitions are completed during the second quarter ending June 30, 2021 and fiscal year ended December 31, 2021.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Investor Day 2021

Criteo will hold a virtual investor day on Thursday, June 3rd, 2021. More details will be provided ahead of the event, which will be webcast live, on the Company’s Investor Relations website http://ir.criteo.com.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs and restructuring related and transformation costs.
Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs and restructuring related and transformation costs, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Revenue ex-TAC by Solution to revenue by solution, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2021 and the year ended December 31, 2021, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2021, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the virus.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, May 5, 2021, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

•U.S. callers:             +1 855 209 8212
•International callers:        +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world’s marketers with trusted and impactful advertising. 2,500 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Market Relations & Capital Markets, e.lassalle@criteo.com
Clemence Vermersch, Director, Investor Relations, c.vermersch@criteo.com

Criteo Public Relations
Jessica Meyers, Director, Public Relations, Americas, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$520,060	$488,011
Trade receivables, net of allowances of $38.7 million and $39.9 million at March 31, 2021 and December 31, 2020, respectively	416,910	474,055
Income taxes	12,750	11,092
Other taxes	69,692	69,987
Other current assets	22,494	21,405
Marketable Securities - current portion	17,586	—
Total current assets	1,059,492	1,064,550
Property, plant and equipment, net	168,036	189,505
Intangible assets, net	79,440	79,744
Goodwill	322,821	325,805
Right of Use Asset - operating lease	96,266	114,012
Marketable securities - non current portion	28,281	41,809
Non-current financial assets	14,788	18,109
Deferred tax assets	13,511	19,876
Total non-current assets	723,143	788,860
Total assets	$1,782,635	$1,853,410

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$347,209	$367,025
Contingencies	1,773	2,250
Income taxes	1,201	2,626
Financial liabilities - current portion	2,114	2,889
Lease liability - operating - current portion	44,501	48,388
Other taxes	56,192	58,491
Employee - related payables	71,450	85,272
Other current liabilities	32,693	33,390
Total current liabilities	557,133	600,331
Deferred tax liabilities	4,066	5,297
Retirement benefit obligation	5,621	6,167
Financial liabilities - non-current portion	371	386
Lease liability - operating - non-current portion	61,874	83,007
Other non-current liabilities	9,807	5,535
Total non-current liabilities	81,739	100,392
Total liabilities	638,872	700,723
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,391,906 and 66,272,106 shares authorized, issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	2,164	2,161
Treasury stock, 5,597,601 and 5,632,536 shares at cost as of March 31, 2021 and December 31, 2020, respectively.	(87,263)	(85,570)
Additional paid-in capital	702,022	693,164
Accumulated other comprehensive income (loss)	(17,825)	16,028
Retained earnings	510,528	491,359
Equity - attributable to shareholders of Criteo S.A.	1,109,626	1,117,142
Non-controlling interests	34,137	35,545
Total equity	1,143,763	1,152,687
Total equity and liabilities	$1,782,635	$1,853,410

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change

Revenue	$541,077	$503,376	7%

Cost of revenue
Traffic acquisition cost	(327,667)	(297,364)	10%
Other cost of revenue	(34,712)	(33,806)	3%

Gross profit	178,698	172,206	4%

Operating expenses:
Research and development expenses	(31,697)	(37,515)	(16)%
Sales and operations expenses	(79,354)	(84,974)	(7)%
General and administrative expenses	(33,428)	(25,915)	29%
Total Operating expenses	(144,479)	(148,404)	(3)%
Income from operations	34,219	23,802	44%
Financial expense	(718)	(334)	NM
Income before taxes	33,501	23,468	43%
Provision for income taxes	(10,051)	(7,040)	43%
Net Income	$23,450	$16,428	43%

Net income available to shareholders of Criteo S.A.	$22,406	$15,459	45%
Net income available to non-controlling interests	$1,044	$969	8%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,741,674	61,691,001
Diluted	64,077,409	62,125,582

Net income allocated to shareholders per share:
Basic	$0.37	$0.25	48%
Diluted	$0.35	$0.25	40%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change
Net income	$23,450	$16,428	43%
Non-cash and non-operating items	30,017	32,828	(9)%
- Amortization and provisions	17,225	27,044	(36)%
- Equity awards compensation expense (1)	7,215	8,502	(15)%
- Net gain or (loss) on disposal of non-current assets	3,945	2,266	74%
- Change in deferred taxes	4,998	(2,678)	NM
- Change in income taxes	(3,379)	(2,329)	45%
- Other	13	23	(43)%
Changes in working capital related to operating activities	23,895	7,487	NM
- (Increase) / Decrease in trade receivables	47,226	99,388	(52)%
- Increase / (Decrease) in trade payables	(10,640)	(81,679)	(87)%
- (Increase) / Decrease in other current assets	(5,050)	(10,398)	(51)%
- Increase / (Decrease) in other current liabilities	(4,527)	(945)	NM
- Change in operating lease liabilities and right of use assets	(3,114)	1,121	NM
CASH FROM OPERATING ACTIVITIES	77,362	56,743	36%
Acquisition of intangible assets, property, plant and equipment	(11,953)	(11,258)	6%
Change in accounts payable related to intangible assets, property, plant and equipment	(1,827)	(479)	NM
Change in other non-current financial assets	(3,252)	889	NM
CASH USED FOR INVESTING ACTIVITIES	(17,032)	(10,848)	57%
Repayment of borrowings	(182)	(170)	7%
Proceeds from capital increase	2,074	4	NM
Repurchase of treasury stocks	(4,930)	(18,241)	(73)%
Change in other financial liabilities	(378)	(354)	7%
CASH USED FOR FINANCING ACTIVITIES	(3,416)	(18,761)	(82)%
Effect of exchange rates changes on cash and cash equivalents	(24,865)	(9,391)	NM
Net increase (decrease) in cash and cash equivalents	32,049	17,743	81%
Net cash and cash equivalents at beginning of period	488,011	418,763	17%
Net cash and cash equivalents at end of period	$520,060	$436,506	19%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(8,432)	$(12,047)	(30)%
Cash paid for interest	$(367)	$(349)	5%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $6.8 million and $8.1 million of equity awards compensation expense for the quarter ended March 31, 2021 and 2020, respectively

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change

CASH FROM OPERATING ACTIVITIES	$77,362	$56,743	36%
Acquisition of intangible assets, property, plant and equipment	(11,953)	(11,258)	6%
Change in accounts payable related to intangible assets, property, plant and equipment	(1,827)	(479)	NM
FREE CASH FLOW (1)	$63,582	$45,006	41%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC to Revenue
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
Region	2021	2020	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$203,900	$191,745	6%	8%
EMEA	212,096	190,114	12%	4%
Asia-Pacific	125,081	121,517	3%	(1)%
Total	541,077	503,376	7%	4%

Traffic acquisition costs (1)
Americas	(127,628)	(120,022)	6%	7%
EMEA	(126,648)	(108,397)	17%	9%
Asia-Pacific	(73,391)	(68,945)	6%	2%
Total	(327,667)	(297,364)	10%	7%

Revenue ex-TAC (1)
Americas	76,272	71,723	6%	8%
EMEA	85,448	81,717	5%	(2)%
Asia-Pacific	51,690	52,572	(2)%	(5)%
Total	$213,410	$206,012	4%	0.5%

	Three Months Ended
	March 31,
Solution	2021	2020	YoY Change	YoY Change at Constant Currency
Revenue
Marketing Solutions	$483,190	$469,773	3%	(0.5)%
Retail Media (2)	57,887	33,603	72%	69%
Total	541,077	503,376	7%	4%

Traffic acquisition costs (1)
Marketing Solutions	(290,873)	(273,057)	7%	3%
Retail Media (2)	(36,794)	(24,307)	51%	49%
Total	(327,667)	(297,364)	10%	7%

Revenue ex-TAC (1)
Marketing Solutions	192,317	196,716	(2)%	(5)%
Retail Media (2)	21,093	9,296	127%	122%
Total	$213,410	$206,012	4%	0.5%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region and solution can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region, and Revenue ex-TAC by Solution provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution, or similarly titled measures but define the regions, and product families differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution alongside our other U.S. GAAP financial results, including revenue. The above tables provide a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region and Revenue ex-TAC by Solution to revenue by solution.

(2) Criteo operates as one operating segment. From January 1,2021 we have disaggregated revenues between Marketing Solutions and Retail Media. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. Over time, we expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Revenue ex-TAC margin will increase. Revenue ex-TAC will not be impacted by this transition.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change
Net income	$23,450	$16,428	43%
Adjustments:
Financial expense	718	334	NM
Provision for income taxes	10,051	7,040	43%
Equity awards compensation expense	7,882	8,503	(7)%
Research and development	2,496	2,370	5%
Sales and operations	2,369	3,618	(35)%
General and administrative	3,017	2,515	20%
Pension service costs	338	538	(37)%
Research and development	175	269	(35)%
Sales and operations	53	95	(44)%
General and administrative	110	174	(37)%
Depreciation and amortization expense	21,854	24,138	(9)%
Cost of revenue	15,244	12,771	19%
Research and development (1)	1,753	5,650	(69)%
Sales and operations	3,954	4,340	(9)%
General and administrative	903	1,377	(34)%
Restructuring related and transformation costs (2)	11,636	2,209	NM
Research and development	1,436	995	44%
Sales and operations	7,367	1,021	NM
General and administrative	2,833	193	NM
Total net adjustments	52,479	42,762	23%
Adjusted EBITDA (3)	$75,929	$59,190	28%

(1) For the Three Months Ended March 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($3.3 million in Research and development).
(2) For the Three Months Ended March 2021, and March 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended
	March 31,
	2021	2020
(Gain) from forfeitures of share-based compensation awards	(666)	—
Facilities and impairment related costs	6,616	987
Payroll related costs	5,152	1,222
Consulting costs related to transformation	534	—
Total restructuring related and transformation costs	11,636	2,209

For the Three Months Ended March 31, 2021 and March 31, 2020, respectively, the cash outflows related to restructuring related and transformation costs were $6.1 million, and $4.5 million respectively, and were mainly comprised of payroll costs, broker and termination penalties related to facilities and other consulting fees.

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, and restructuring related and transformation costs. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, and restructuring related and transformation costs in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change
Research and Development expenses	$(31,697)	$(37,515)	(16)%
Equity awards compensation expense	2,496	2,370	5%
Depreciation and Amortization expense	1,753	5,650	(69)%
Pension service costs	175	269	(35)%
Restructuring related and transformation costs	1,436	995	44%
Non GAAP - Research and Development expenses	(25,837)	(28,231)	(8)%
Sales and Operations expenses	(79,354)	(84,974)	(7)%
Equity awards compensation expense	2,369	3,618	(35)%
Depreciation and Amortization expense	3,954	4,340	(9)%
Pension service costs	53	95	(44)%
Restructuring related and transformation costs	7,367	1,021	NM
Non GAAP - Sales and Operations expenses	(65,611)	(75,900)	(14)%
General and Administrative expenses	(33,428)	(25,915)	29%
Equity awards compensation expense	3,017	2,515	20%
Depreciation and Amortization expense	903	1,377	(34)%
Pension service costs	110	174	(37)%
Restructuring related and transformation costs	2,833	193	NM
Non GAAP - General and Administrative expenses	(26,565)	(21,656)	23%
Total Operating expenses	(144,479)	(148,404)	(3)%
Equity awards compensation expense	7,882	8,503	(7)%
Depreciation and Amortization expense	6,610	11,367	(42)%
Pension service costs	338	538	(37)%
Restructuring related and transformation costs	11,636	2,209	NM
Total Non GAAP Operating expenses (1)	$(118,013)	$(125,787)	(6)%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change
Equity awards compensation expense
Research and development	$2,496	$2,370	5%
Sales and operations	2,369	3,618	(35)%
General and administrative	3,017	2,515	20%
Total equity awards compensation expense	7,882	8,503	(7)%

Pension service costs
Research and development	175	269	(35)%
Sales and operations	53	95	(44)%
General and administrative	110	174	(37)%
Total pension service costs	338	538	(37)%

Depreciation and amortization expense
Cost of revenue	15,244	12,771	19%
Research and development	1,753	5,650	(69)%
Sales and operations	3,954	4,340	(9)%
General and administrative	903	1,377	(34)%
Total depreciation and amortization expense	21,854	24,138	(9)%

Restructuring related and transformation costs
Research and development	1,436	995	44%
Sales and operations	7,367	1,021	NM
General and administrative	2,833	193	NM
Total restructuring related and transformation costs	$11,636	$2,209	NM

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change

Net income	$23,450	$16,428	43%
Adjustments:
Equity awards compensation expense	7,882	8,503	(7)%
Amortization of acquisition-related intangible assets (1)	2,935	6,848	(57)%
Restructuring related and transformation costs	11,636	2,209	NM
Tax impact of the above adjustments	(2,751)	(1,960)	40%
Total net adjustments	19,702	15,600	26%
Adjusted net income (2)	$43,152	$32,028	35%

Weighted average shares outstanding
- Basic	60,741,674	61,691,001
- Diluted	64,077,409	62,125,582

Adjusted net income per share
- Basic	$0.71	$0.52	37%
- Diluted	$0.67	$0.52	29%

(1) For the Three Months Ended March 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($3.3 million in Research and development).
(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs, and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020	YoY Change

Revenue as reported	$541,077	$503,376	7%
Conversion impact U.S. dollar/other currencies	(16,747)
Revenue at constant currency(1)	524,330	503,376	4%

Traffic acquisition costs as reported	(327,667)	(297,364)	10%
Conversion impact U.S. dollar/other currencies	10,317
Traffic Acquisition Costs at constant currency(1)	(317,350)	(297,364)	7%

Revenue ex-TAC as reported(2)	213,410	206,012	4%
Conversion impact U.S. dollar/other currencies	(6,430)
Revenue ex-TAC at constant currency(2)	206,980	206,012	0.5%
Revenue ex-TAC(2)/Revenue as reported	39%	41%

Other cost of revenue as reported	(34,712)	(33,806)	3%
Conversion impact U.S. dollar/other currencies	322
Other cost of revenue at constant currency(1)	(34,390)	(33,806)	2%

Adjusted EBITDA(3)	75,929	59,190	28%
Conversion impact U.S. dollar/other currencies	(4,591)
Adjusted EBITDA(3) at constant currency(1)	$71,338	$59,190	21%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	36%	29%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC to Revenue" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	2021	2020
Shares outstanding as at January 1,	60,639,570	62,293,508
Weighted average number of shares issued during the period	102,104	(602,507)
Basic number of shares - Basic EPS basis	60,741,674	61,691,001
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,335,736	434,581
Diluted number of shares - Diluted EPS basis	64,077,410	62,125,582

Shares issued as March 31, before Treasury stocks	66,391,906	66,202,881
Treasury stock as of March 31,	(5,597,601)	(4,533,650)
Shares outstanding as of March 31, after Treasury stocks	60,794,305	61,669,231
Total dilutive effect of share options, warrants, employee warrants	7,458,737	6,982,753
Fully diluted shares as at March 31,	68,253,042	68,651,984

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019

Clients	1%	(4)%	20,626	21,460	20,565	20,359	20,360	20,247	19,971	19,733	19,373

Revenue	7%	(18)%	541,077	661,282	470,345	437,614	503,376	652,640	522,606	528,147	558,123
Americas	6%	(35)%	203,900	312,817	204,618	185,674	191,745	306,250	213,937	213,974	217,993
EMEA	12%	(9)%	212,096	232,137	167,800	159,621	190,114	216,639	185,556	194,359	209,643
APAC	3%	8%	125,081	116,328	97,927	92,319	121,517	129,751	123,113	119,814	130,487

Revenue	7%	(18)%	541,077	661,282	470,345	437,614	503,376	N.A	N.A	N.A	N.A
Marketing Solutions	3%	(11)%	483,190	543,262	412,126	381,270	469,773	N.A	N.A	N.A	N.A
Retail Media	72%	(51)%	57,887	118,020	58,219	56,344	33,603	N.A	N.A	N.A	N.A

TAC	10%	(20)%	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)	(386,388)	(301,901)	(304,229)	(322,429)
Americas	6%	(37)%	(127,628)	(203,341)	(130,756)	(115,317)	(120,022)	(189,092)	(129,047)	(129,491)	(131,545)
EMEA	17%	(8)%	(126,648)	(137,384)	(97,272)	(90,153)	(108,397)	(124,939)	(103,899)	(107,401)	(117,291)
APAC	6%	9%	(73,391)	(67,383)	(56,373)	(52,228)	(68,945)	(72,357)	(68,955)	(67,337)	(73,593)

TAC	10%	(20)%	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)	N.A	N.A	N.A	N.A
Marketing Solutions	7%	(10)%	(290,873)	(324,017)	(243,616)	(218,990)	(273,057)	N.A	N.A	N.A	N.A
Retail Media	51%	(56)%	(36,794)	(84,091)	(40,785)	(38,708)	(24,307)	N.A	N.A	N.A	N.A

Revenue ex-TAC (1)	4%	(16)%	213,410	253,174	185,944	179,916	206,012	266,252	220,705	223,918	235,694
Americas	6%	(30)%	76,272	109,476	73,862	70,357	71,723	117,158	84,890	84,483	86,448
EMEA	5%	(10)%	85,448	94,753	70,528	69,468	81,717	91,700	81,657	86,958	92,352
APAC	(2)%	6%	51,690	48,945	41,554	40,091	52,572	57,394	54,158	52,477	56,894

Revenue ex-TAC (1)	4%	(16)%	213,410	253,174	185,944	179,916	206,012	N.A	N.A	N.A	N.A
Marketing Solutions	(2)%	(12)%	192,317	219,245	168,510	162,280	196,716	N.A	N.A	N.A	N.A
Retail Media	127%	(38)%	21,093	33,929	17,434	17,636	9,296	N.A	N.A	N.A	N.A

Cash flow from operating activities	36%	76%	77,362	44,080	51,156	33,377	56,743	59,359	43,289	52,964	67,220

Capital expenditures	17%	(38)%	13,780	22,302	12,898	18,532	11,737	17,520	23,944	32,792	23,684

Capital expenditures/Revenue	N.A	N.A	3%	3%	3%	4%	2%	3%	5%	6%	4%

Net cash position	19%	7%	520,060	488,011	626,744	578,181	436,506	418,763	409,178	422,053	395,771

Headcount	(6)%	(2)%	2,532	2,594	2,636	2,685	2,701	2,755	2,794	2,873	2,813

Days Sales Outstanding (days - end of month)	N.A	N.A	64	56	62	61	62	52	57	58	59

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region and solution can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region, and Revenue ex-TAC by Solution provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution, or similarly titled measures but define the regions, and product families differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution alongside our other U.S. GAAP financial results, including revenue. The above tables provide a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region and Revenue ex-TAC by Solution to revenue by solution.